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                                           EXHIBIT 4, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 1995
                                                   COMMISSION FILE NUMBER 1-3671

                         GENERAL DYNAMICS CORPORATION

               LETTER RE AGREEMENT TO FURNISH COPY OF INDENTURE

Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, D.C. 20549


To the Commission:

         Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the company is not filing the indenture with respect to long-term debt because the amount of securities currently authorized under the indenture does not exceed 10 percent of the total assets of the company and its subsidiaries on a consolidated basis. Upon request, the Corporation will furnish copies of such long-term debt instruments to the Securities and Exchange Commission.




                                        Very truly yours,


                                        /s/ PAUL A. HESSE
                                        ----------------------------
                                        Paul A. Hesse
                                        Secretary
                                        General Dynamics Corporation